Exhibit 11.1


                      Capital Trust, Inc. and Subsidiaries
                                    Form 10-Q
              Statement Regarding Computation of Earnings per Share

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                                               Six Months Ended June 30, 1999            Six Months Ended June 30, 1998
                                   ---------------------------------------------  ----------------------------------------------
                                                                     Per Share                                        Per Share
                                       Net Income      Shares          Amount         Net Income          Shares         Amount
                                   ---------------  ------------  --------------  ----------------  --------------  ------------

Basic EPS:
   Net earnings per share of
      Class A Common Stock          $   5,249,000    18,335,142     $       0.29  $    6,129,000        18,218,835   $    0.34
                                                                    ============                                     ============
Effect of Dilutive Securities
   Options outstanding for the
      purchase of Class A
      Common Stock                           --           --                               --             257,669
   Future commitments for
      stock unit awards for the
      issuance of Class A
      Common Stock                           --         300,000                            --                 --
   Convertible Class A
      Preferred Stock                   1,568,000    12,267,658                        1,568,000        12,267,658
                                    -------------  ------------                   --------------     -------------

Diluted EPS:
   Net earnings per share of
      Class A Common Stock
      and Assumed
      Conversions                   $   6,817,000    30,902,800     $       0.22   $   7,697,000        30,744,162   $    0.25
                                    =============  ============     ============   =============     ============= =============


                                           Three Months Ended June 30, 1999                       Three Months Ended June 30, 1998
                                   ---------------------------------------------   ------------------------------------------------
                                                                       Per Share                                         Per Share
                                       Net Income      Shares           Amount          Net Income        Shares           Amount
                                   --------------  --------------   ------------   -----------------   --------------  -------------

Basic EPS:

   Net earnings per share of
      Class A Common Stock         $    2,241,000    18,352,983     $       0.12   $     4,240,000      18,229,650     $       0.23
                                                                    ============                                       =============

Effect of Dilutive Securities
   Options outstanding for the
      purchase of Class A
      Common Stock                           --            --                                 --          273,259
   Future commitments for
      stock unit awards for the
      issuance of Class A
      Common Stock                           --         300,000                               --              --
   Convertible Class A
      Preferred Stock                     784,000    12,267,658                            784,000      12,267,658
                                   --------------  ------------                    ---------------  --------------

Diluted EPS:
   Net earnings per share of
      Class A Common Stock
      and Assumed
      Conversions                  $    3,025,000    30,920,641     $       0.10   $     5,024,000     30,770,567     $        0.16
                                   ==============  ============     ============   ===============  ==============     ============

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